Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 pursuant to Rule 462(b) under the Securities Act of 1933, as amended of our report dated March 30, 2022, relating to the financial statements of KINS Technology Group Inc. appearing in Amendment No. 3 to the Registration Statement on Form S-4, File No. 333-267938.

/s/ WithumSmith+Brown, PC

New York, New York

March 13, 2023